Exhibit 10.1

AMENDMENT No. 1 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT No. 1 to the Loan and Security Agreement (this “Amendment”) dated as of June 30, 2012, (the “Effective Date”) is by and among Gordon Dumont (“Lender”) (as successor to the Loan and Security Agreement and Promissory Note (collectively “Agreement”) originally entered into by and between Robert J. Sorrentino (“Original Lender”) and United eSystems, Inc. (“Debtor”) and which was thereafter acquired by Gordon Dumont by virtue of the Bill of Sale of Loan and Security Agreement dated of even date herewith by and between Gordon Dumont (“New Lender”) Robert J. Sorrentino and United eSystems, Inc., a Nevada corporation hereinafter referred to as “Debtor”.

WHEREAS, Debtor and Original Lender entered into the Agreement; and

WHEREAS, in connection with the Agreement, Debtor executed and delivered to Original Lender that certain Promissory Note dated as of even date with the Agreement, in the original principal amount of Five-Hundred Thousand and no/100 dollars ($500,000.00) which has been paid down over time to a present balance of Two Hundred Fifty Thousand and no/100 dollars ($250,000.00).

WHEREAS, New Lender has acquired all of Original Lender’s right, title and interest in the Agreement by virtue of the Bill of Sale of Loan and Security Agreement between Original Lender and New Lender dated as of even date herewith.

WHEREAS, pursuant to the acquisition of the Agreement by New Lender, New Lender and Debtor seek to modify certain terms of the Agreement through this Amendment.

NOW THEREFORE, for goods and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1:    The parties to this Agreement hereby consent to amending the following Sections of the Loan and Security Agreement and the Promissory Note:

I.	Loan and Security Agreement:

(1)	Article II (Subsection 2.1) is amended to reflect that the present loan balance on the Promissory Note is Two Hundred Fifty Thousand Dollars and no cents ($250,000.00) (the “Loan”).
(2)
Article II (Subsection 2.4) is amended to reflect that the monthly payments shall be $5,561.11commencing on August 29, 2012, and continuing to August 30, 2017.  The first monthly payment due August 29, 2012, shall be for $10,492.62 which represents sixty (60) days of interest ($4,931.51) which has accrued since the Closing Date plus the specified monthly payment of $5,561.11.  Thereafter, the payments shall remain at $5,561.11 per month until maturity.

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(3)	Article VIII (Subsection 8.3) is amended to reflect that the New Lender (Creditor) and associated contact information is as follows:

Gordon Dumont
102 Livingston Place
Metairie, La  70005

SECTION 2:  The parties to this Agreement hereby consent to the following amendments to the original Promissory Note.

I.	Promissory Note.

(1)	The Promissory Note shall be amended to reflect that the present principal balance on the Promissory Note on the Effective Date is $250,000.00.
(2)	The monthly payment due under the Promissory Note shall be $5,561.11.
(3)
The monthly payment shall commence on August 29, 2012 and continue to August 30, 2017.  The first monthly payment due on August 29, 2012, shall be for $10,492.62, which represents sixty (60) days of interest ($4,931.50) which has accrued since the Closing Date plus the specified monthly payment of $5,561.11.

Except as amended by Section 1 and Section 2 of this Amendment No. 1 to Loan and Security Agreement, all the terms and conditions of the Agreement that have not otherwise been amended herein shall remain in full force and effect.

SECTION 3:    Representations and Warranties.  The Debtor hereby represents and warrants to the New Lender that:

(1)	No default or Event of Default has occurred and is continuing on and as of the date hereof;
(2)
The representations and warranties of the Debtor contained in the Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a different date; and

(3)
The execution and delivery by the Debtor of this Amendment and the performance by the Debtor of all of their respective agreements and obligations under this Amendment and the Agreement as amended hereby, and the other Loan Documents, respectively, are within the power and authority of the Debtor and have been duly authorized by all necessary action on the part of the Debtor, and the execution and delivery by the Debtor of this Amendment, and the performance by them of the transaction contemplated hereby, do not and will not contravene any term or condition set forth in any agreement or instrument to which any Debtor is a party or by which any Debtor is bound.

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SECTION 4:   Effectiveness and Conditions Precedent.  This Amendment shall become effective upon the Lender’s receipt of (a) counterparts of this Amendment executed and delivered by the Debtor; and (b) evidence in form and substance satisfactory to Lender that the officer(s) of each debtor whose signature(s) appear below have the necessary authority to execute and deliver this Amendment on behalf of each Debtor;

SECTION 5:  Status of Loan Documents; Additional Representations and Warranties.

(1)
This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and the terms, provisions, and conditions of the Loan Documents, and the Liens granted under the Loan Documents, shall continue in full force and effect and are hereby ratified and confirmed in all respects.  The Debtor expressly reaffirms all of the Loan Documents and the debts and other obligations thereunder, the Debtor agrees that nothing contained herein shall operate to release the Debtor, or any other Person from liability to keep and perform the provisions, conditions, obligations, and agreements contained in the Loan Documents, except as may be herein modified, and the Debtor hereby reaffirms that each and every provision, condition, obligation and agreement in such documents shall continue in full force and effect, except as may be herein modified.  The validity, priority, and perfection of all security interest and other liens granted or created by the Loan Documents are hereby acknowledged and confirmed by the Debtor, and the Debtor agrees that such documents shall continue to secure the obligations and the other indebtedness, as the same may be amended by this Amendment, without changes, loss, or impairment of the priority of such security interests or other liens.

(2)	No waiver of any terms or provisions of the Agreement made hereunder shall relieve the Debtor from complying with any other term or provision of the Agreement or any of the other Loan Documents.
(3)
No action taken by the Lender prior to, on, or after the date hereof shall constitute a waiver of or modification of any term or condition of any of the Loan Documents, except as specifically set forth herein, or prejudice any rights which the Lender may now have as of the date hereof or may have in the future under or in connection with the Loan Documents, including, without limitation, all rights and remedies in connection with defaults, Events of Default (other than the Existing Defaults, Financial Covenant Defaults to the extent waived in this Amendment), and failures of conditions precedent to the making of advances that have occurred and are continuing, all of which rights and remedies the Lender hereby expressly reserves.

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(4)
The Debtor hereby represents and warrants to the Lender that except heretofore disclosed in writing by the Debtor to the Lender or as disclosed by Debtor in any public filing with the Securities and Exchange Commission or in any press release made publicly available by Debtor, as of date hereof there is no pending or, to the knowledge of any Debtor, threatened action, suit, proceeding, governmental investigation, or arbitration against or affecting any debtor or any property of any Debtor.

SECTION 6: Debtor acknowledges and agrees that their failure to make the Payment to the Lender when such payment is due shall constitute an Event of Default entitling Lender to exercise all of its rights and remedies under the Agreement, the other Loan Documents and/or applicable law without prior or further notice to the Debtor.

SECTION 7:  Miscellaneous.

(1)
No Waiver, Cumulative Remedies.  No failure or delay or course of dealing on the part of the Lender, in exercising any right, power or privilege hereunder shall operate as an express or implied waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender would otherwise have.  No notice to or demand on any Debtor in any case shall entitle any Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of rights of the Lender to any other or further action in any circumstance without notice or demand.

(2)
Ratification, Etc.  Except as expressly provided for herein, the Agreement, the Note, and all other documents, instruments and agreements related thereto, including, but not limited to, the other Loan Documents, are hereby rarified and confirmed in all respects and shall continue in full force and effect.  The Agreement and this Amendment shall be read and construed as a single agreement.  This Amendment shall constitute one of the Loan Documents.  All references in the Agreement, the Note, Loan Documents, or any related agreement or instrument to the Agreement shall hereafter refer to both the Agreement and the Note as amended hereby.

(3)
Expenses.  The Debtor agrees to pay and reimburse the Lender for costs and expenses (including costs and expenses of legal counsel) in connection with this Amendment not to exceed Twenty Five Hundred Dollars and no cents ($2,500.00), and such costs and expenses shall constitute Indebtedness for all purposes under the Loan Documents.

(4)
Bankruptcy; Insolvency.  The Debtor hereby represents and warrants that, on and as of the date hereof, no proceeding has been filed or commenced by or against any Debtor for dissolution, termination, or liquidation; nor does there exist insolvency of any Debtor, nor does any debtor fail to pay its debts as they become due in the ordinary course of business; nor has a creditor’s committee been appointed for the business of any Debtor; nor has any Debtor made an assignment for the benefit of creditors, or filed a petition in bankruptcy or for reorganization or to effect a plan of arrangement with creditors; nor has any Debtor applied for or permitted the appointment of a receiver or trustee for any or all of it property, assets, or rights; nor is any Debtor aware of any such receiver or trustee being appointed for any or all of its property, assets or rights.

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(5)
Heading Descriptive.  The headings of the several Sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

(6)
Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(7)
Counterparts; Execution.  This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  The exchange of copies of this Amendment and of signature pages by facsimile or electronic mail transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes.  Signatures of the parties transmitted by facsimile or electronic mail shall be deemed to be there original signatures for all purposes.

(8)
Modification.  No amendment or waiver of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the Lender and the Debtors, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8: Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

LENDER:		ADDRESS:

GORDON DUMONT		2150 N. Hwy 190
Covington, LA 70433
By:	/s/ Gordon Dumont
Name:	Gordon Dumont
Title:	Lender, New Lender

DEBTORS:		ADDRESS:

UNITED ESYSTEMS, INC.		2150 N. Hwy 190
Covington, LA 70433
By:	/s/ Walter Reid Green, Jr.
Name:	Walter Reid Green, Jr.
Title:	President

NETCOM DATA SOUTHERN CORP.		2150 N. Hwy 190
Covington, LA 70433
By:	/s/ Walter Reid Green, Jr.
Name:	Walter Reid Green, Jr.
Title:	Treasurer

UNITED CHECK SERVICES, L.L.C.		2150 N. Hwy 190
Covington, LA 70433
By:	/s/ Walter Reid Green, Jr.
Name:	Walter Reid Green, Jr.
Title:	Managing Member

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